BUCHANAN MORTGAGE HOLDINGS, LLC
3501 Jamboree Road, Suite 4200
Newport Beach, CA 92660

April 20, 2018

VIA FEDERAL EXPRESS AND EMAIL

Sunset & Gardner Investors LLC
6400 S. Fiddlers Green Circle, Suite 1820
Greenwood Village, CO 80111
Attn: William R. Rothacker, David Runberg and Drew Willock

Brownstein Hyatt Farber & Schreck
410 17th Street, Suite 2200
Denver, CO 80202
Attn: Jennifer Eiteljorg, Esq.

Glenborough LLC
66 Bovet Road, Suite 100
San Mateo, CA 94402
Attn: Chip Burns

Re: $10,700,000.00 Loan (**"Loan"**) made by Buchanan Mortgage Holdings, LLC, a Delaware limited liability company (**"Lender"**) to Sunset & Gardner Investors LLC, a Colorado limited liability company (**"Borrower"**).

Bill, Dave and Drew:

Reference is made to that certain Loan Agreement between Lender and Borrower dated as of January 26, 2016, as amended by that certain First Amendment to Loan Agreement and Guarantor Consent and Reaffirmation, dated as of January 27, 2017, and by that certain Second Amendment to Loan Agreement and Guarantor Consent and Reaffirmation, dated as of July 20, 2017 (**"Second Amendment"**), each executed by Borrower, Lender and Guarantor (as so amended, the **"Loan Agreement"**). All initially capitalized terms used, but not expressly defined, in this letter shall have the meanings ascribed to them in the Loan Agreement.

Borrower has advised Lender that it has elected and is prepared to satisfy its obligations under Section 1e of the Second Amendment by paying to Lender in immediately available funds the sum of $1,000,000.00 to be applied to the outstanding principal balance of the Loan pursuant to and in accordance with Section 1e(iii) of the Second Amendment (the **"Mandatory Principal Payment"**).

This will confirm our agreement, effective as of April 18, 2018, to extend the outside date to satisfy Borrower's obligations under Section 1e(iii) of the Second Amendment to April 24, 2018. Borrower's failure to pay the Mandatory Principal Payment to Lender on or before April 24, 2018 shall constitute an immediate Event of Default under the Loan Agreement.

This letter agreement (once executed and acknowledged by the Borrower) constitutes one of the Loan Documents. Nothing contained in this letter agreement shall be deemed or construed (a) to alter or affect any provision, condition or covenant contained in the Loan Agreement or the other Loan Documents

(except as expressly set forth herein) or affect or impair any rights, powers or remedies of Lender thereunder, it being the intent hereof that the provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect, except as expressly set forth herein, or (b) be deemed or construed to be an impairment of the lien of the Security Instrument or the other Loan Documents.

Kindly acknowledge and confirm your acceptance of the foregoing by signing and returning a signed copy of this letter agreement to the undersigned. Please be advised that the letter sent by Lender to you dated April 18, 2018 concerning the Loan shall be deemed rescinded immediately upon Lender's receipt of a pdf copy of this letter agreement (without any changes), duly executed by the Borrower.

Copies of originals of this letter agreement, including copies delivered by facsimile, pdf or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this letter agreement.

Very truly yours,

Matthew A. Doerr

ACKNOWLEDGED AND AGREED TO
AS OF APRIL 20, 2018:

"Borrower"

SUNSET & GARDNER INVESTORS LLC,
a Colorado limited liability company

By: Sunset & Gardner LA LLC,
a Colorado limited liability company
Its: Manager

By: ______________________
William R. Rothacker
Its: Manager